Exhibit 31.2

         In connection with the Annual Report on Form 10-K of Winfield Capital Corp. (the "Company") for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, R. Scot Perlin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 302 of the Sarbanes-Oxley Act of 2002, that:

                  1. I have reviewed this Annual Report on Form 10-K of Winfield Capital Corp;

                  2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                  3. Based on my knowledge, the financial statements and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

                  4. The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15)(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15)(f)) for the Company and have:

                           a. Designed such disclosure controls and procedures,
                     or caused such internal controls and procedures to be designed under our supervision, to ensure that material information relating to the Company is made known to us by others within the entity, particularly during the period in which this annual report is being prepared;

                           b. Designed such internal control over financial
                     reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

                           c. Evaluated the effectiveness of the Company's
                     disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

                           d. Disclosed in this report any change in the
                     Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter (the Company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

                  5. The Company's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's (or persons performing the equivalent functions):

                           a. All significant deficiencies and material
                     deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

                           b. Any fraud, whether or not material, that involves
                     management or other employees who have a significant role in the Company's internal control over financial reporting.


Dated:  June 18, 2004                     By: /s/ R. SCOT PERLIN
                                              ----------------------------------
                                              R. Scot Perlin
                                              Chief Financial Officer & Director